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           Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Green Century Funds:

We consent to the use of our report dated September 20, 2007, for Green Century Balanced Fund and Green Century Equity Fund, each a series of Green Century Funds, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

November 26, 2007